As filed with the Securities and Exchange Commission on January 30, 1997.
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                            WAXMAN INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)

          Delaware                                         34-0899894
(Sate or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                               Number)

                               24460 Aurora Road
                          Bedford Heights, Ohio 44146
               (Address of principal executive offices)(Zip Code)

                                ----------------

               1996 NON-EMPLOYEE DIRECTORS' RESTRICTED SHARE PLAN
                           (Full titles of the Plans)

                                ----------------

                                 Armond Waxman
                    President and Co-Chief Executive Officer
                               24460 Aurora Road
                          Bedford Heights, Ohio 44146

                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Scott M. Zimmerman, Esq.
                           Shereff, Friedman, Hoffman
                                 & Goodman, LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 758-9500

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                Proposed
   Title of                                      Maximum         Proposed Maximum
  Securities              Amount              Offering Price         Aggregate             Amount of
to be Registered      to be Registered(1)       Per Share          Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock,
par value
$0.01 per share          65,000  shares        $ 5.44   (2)         $ 353,600          $108
--------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar tranactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), on the basis of the average of the high and low prices of the Registrant's Common Stock as quoted on NYSE on January 23, 1997.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMIENT



Item 3. Incorporation of Documents by Reference
        ---------------------------------------

     The following documents, which have been filed by Waxman Industries, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference.

     (a) The Registrant's Annual Report on Form 1O-K for the fiscal year ended June 30, 1996, as amended by an amendment thereto on Form 1O-K/A1.

     (b) The Registrant's Quarterly Report on Form 1O-Q for the fiscal year ended September 30, 1996.

     (c) The Registrant's Proxy Statement for Annual Meeting of Stockholders held on November 26, 1996.

     (d) The description of the Registrant's Common Stock, par value $0.01 per share, which is contained in Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Prospectus from the date of filing hereof.

Item 4. Description of Securities.
        --------------------------

     Not applicable.

Item 5. Interest of Named Experts and Counsel.
        --------------------------------------

     Not applicable.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

     The indemnification of officers and dirertors of the Registant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Certificate of Incorporation of the Registrant. Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attoneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in any such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorneys'
fees) actually and reasonably incurred by him in connection therewith. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority of the directors who were not parties to the action, suit or proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or by the stockholders. The statute authorizes the corporation to pay expenses (including attorneys' fees) incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board may determine. The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such, persons against the liabilities insured.



     The Certificate of Incorporation of the Registrant (the "Certificate") provides that each person who is a party to or involved in any action, suit or proceeding, where civil, criminal, administrative or investigative, by reason of the fact that he or she was a director or officer of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL against all expense, liability and loss reasonably incurred by such person in connection therewith. The Certificate provides that the right to indemnification contained therein is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified. The Registrant maintains directors' and officers' liability, insurance covering certain liabilities incurred by the directors and officers of the Registrant in connection with the performance of their duties.

Item 7. Exemption from Registration Claimed.
        ------------------------------------

     Not applicable.

Item 8. Exhibits
        --------

     The following exhibits are filed as part of this registration statement:

          4.1  1996 Non-Employee Directors' Restricted Share Plan.

          5.1  Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

          23.1 Consent of Arthur Andersen LLP.

          23.2 Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in Exhibit 5.1).

          24 Power of Attomey (included in signature page to this registration statement).

Item 9. Undertakings.
        -------------

(a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of this Regisation Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was, registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 30th day of January, 1997.



                                 WAXMAN INDUSTRIES, INC.

                                 By: /s/ Armond Waxman
                                    ----------------------------
                                    Armond Waxman
                                    President and Co-Chief Executive Officer



                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Armond Waxman and Mark Wester and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perfom each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



    Signature                               Title                                    Date
    ---------                               -----                                    ----
/s/ Armond Waxman                President, Co-Chief Executive Officer and     January 30, 1997
------------------------------   Director (Principal Executive officer)
    Armond Waxman

/s/ Melvin Waxman                Chairman of the Board of Directors, Co-       January 30, 1997
------------------------------   Chief Executive Officer and Director
    Melvin Waxman

/s/ Laurence Waxman              Senior Vice-President and Director            January 30, 1997
------------------------------
    Laurence Waxman

/s/ Mark Wester                  Vice-President-Finance                        January 30, 1997
------------------------------   (Principal Accounting Officcr)
    Mark Wester

/s/ William R. Pray              Director                                      January 30, 1997
------------------------------
    William R. Pray

/s/ Samuel Krasney               Director                                      January 30, 1997
------------------------------
    Samuel Krasney

/s/ Irving Friedman              Director                                      January 30, 1997
------------------------------
    Irving Friedman

/s/ Judy Robins                  Director                                      January 30, 1997
------------------------------
    Judy Robins

                             WAXMAN INDUSTRIES, INC.



                                    FORM S-8
                             REGISTRATION STATEMENT



                                  EXHIBIT INDEX
                                  -------------

                                                                   SEQUENTIALLY
                                                                       NUMBERED
EXHIBIT                                                                    PAGE
-------                                                                    ----
4.1  1996 Non-Employee Directors' Restricted Share Plan

5.1  Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in
     Exhibit 5.1).

24 Power of Attorney (included in signature page to this registration statement).